EXHIBIT 99.1

Ocean Bio-Chem, Inc. Granted Additional Patent from U.S. Patent and Trademark Office for
Disinfectant/Sanitizer Pouch Delivery System for Performacide®

Performacide® included on EPA’s list of products qualified for use against virus that causes COVID-19

FORT LAUDERDALE, Fla., April 27, 2020 /PRNewswire/ -- Ocean Bio-Chem, Inc. (NASDAQ: OBCI), has announced that its wholly owned subsidiary has been granted an additional patent for the Company’s Disinfectant Pouch Delivery System with Fluid Control, which is used for delivery of the Company’s Performacide® product. This new design patent supplements our existing patents.

Performacide® is an EPA-registered disinfectant and sanitizer that is included on the List N published by the Environmental Protection Agency (EPA) of products that have qualified for use against SARS-CoV-2, the cause of COVID-19. Performacide® is also effective to kill other viruses and bacteria including Norovirus*, E. coli, Salmonella enteric, MRSA and influenza-A*. A full list of viruses* and bacteria that Performacide® can kill is on the retail package.

Peter Dornau, President and CEO of the Company, commented: “The granting of the latest patent from the U.S. Patent and Trademark Office further enhances our ability to pursue and expand sales of Performacide®, including in industries not currently served by the product.”

 As previously announced, as a result of increased sales of Performacide® since the inception of the COVID-19 pandemic, the Company has increased personnel and shifts for the manufacture of Performacide®. The Company is also currently expanding production capacity with the purchase of additional equipment.

About Performacide®

Performacide® utilizes chlorine dioxide (ClO2), which is a gas dissolved in water, as a disinfectant. CIO2 offers considerable advantages over many other traditional disinfectants, as it requires no cleanup after use, lowering user error found in many commercial applications when used as directed. Performacide® kills viruses and bacteria and then dissipates into the air leaving no carcinogens or poisonous residuals. A strong oxidizer, it also removes foul smells, including cigarette smoke, as well as allergens. Performacide® ships as a small, easily stored dry pouch that the user drops into a container of water. This makes it ideal for use in both commercial and residential settings.

About Ocean Bio-Chem, Inc.:

Ocean Bio-Chem, Inc. manufactures, markets and distributes a broad line of appearance and maintenance products for the marine, automotive, power sports, recreational vehicle and outdoor power equipment markets under the Star brite® and Star Tron®. The Company also manufactures, markets and distributes a line of disinfectant, sanitizing and deodorizing products under the Performacide® and Star brite® brand names. In addition, the Company produces private label formulations of many of its products for various customers and provides custom blending and packaging services for these and other products. Star brite® , Star Tron®, Performacide®, Odor Star® and other brand names are marketed within the United States of America and Canada.

OBCI encourages all persons and companies to be safe and healthy during this time of emergency. Check that your disinfectant is approved for use against SARS-CoV-2, the cause of COVID-19 (https://www.epa.gov/pesticide-registration/list-n-disinfectants-use-against-sars-cov-2) and always read product labels for accurate directions and dwell time for proper disinfection and sanitization.

The Company's web sites are: www.oceanbiochem.com, www.starbrite.com; www.startron.com; www.performacide.com.

Forward-looking Statements:

Certain statements contained in this press release constitute forward-looking statements, including, without limitation, those relating to our ability to leverage the granting of a new patent to expand sales of Performacide®, our ability to increase manufacturing capacity of Performacide® and the effectiveness and utility of Performacide® in use against SARS-CoV-2, the novel coronavirus that causes COVID-19. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "believe," "may," "will," "expect," "anticipate," "intend," “has the ability” or "could," including the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect these results include, but are not limited to, the nature of the COVID-19 virus, and the scope, duration and effects of the related pandemic; the manner in which our products are used; the highly competitive nature of our industry; prices for raw materials that are petroleum or chemical based and other factors addressed in our annual report on Form 10-K for the year ended December 31, 2019.

Contact:

Peter Dornau
CEO and President
pdornau@starbrite.com
954-587-6280

Jeff Barocas
Vice President & CFO
jbarocas@starbrite.com
954-587-6280